Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION PLC REPORTS FOURTH QUARTER

AND FULL YEAR 2017 RESULTS

2017 HIGHLIGHTS AND RECENT ACCOMPLISHMENTS:

•	Strong fleet performance and record safety results

•	Contract backlog sustained at approximately $3 billion

•	New revolving credit facility extended to 2023

•	Liquidity of $2.5 billion, including cash of $663 million

•	Completed issuance of $750 million of senior unsecured guaranteed notes

•	Further management of debt maturities following recent tender offer

LONDON, February 21, 2018 – Noble Corporation plc (NYSE: NE, the Company) today reported a net loss attributable to the Company for the three months ended December 31, 2017 (fourth quarter) of $25 million, or $0.10 per diluted share, on revenues of $330 million. The results included net favorable items totaling $47 million, or $0.19 per diluted share as follows:

•	Payments totaling $38 million accounted for in contract drilling services revenues. The payments included $25 million ($12 million, or $0.05 per diluted share after noncontrolling interests) resulting from the recovery of certain contractual cost increases for the drillship Noble Bully II, which is owned by a 50-50 joint venture with Royal Dutch Shell and the final payment of $13 million, ($9 million net of tax, or $0.04 per diluted share), received under the 2013 Noble Jim Day contract dispute settlement.

•	Non-cash gains totaling $121 million, or $0.49 per diluted share, resulting from a recalculation of deferred taxes following significant U.S. tax law changes and internal reorganization steps.

•	A non-cash charge totaling $122 million ($95 million net of tax, or $0.39 per diluted share), relating to the impairment of certain rigs and capital spares.

MORE

Excluding the impact of these items, the net loss attributable to Noble Corporation plc for the fourth quarter of 2017 would have been $72 million, or $0.29 per diluted share, on revenues of $292 million.

Julie J. Robertson, Chairman, President and Chief Executive Officer of Noble Corporation plc, stated, “Our fourth quarter results demonstrated the consistent achievement of the key factors that ensure safe and efficient execution on behalf of our customers. The results reflected a year that was outstanding in many respects, even though industry challenges continued to affect results. Of note, we posted the best safety record in the history of our Company while reducing total downtime across our fleet to just over three percent, also a record.”

For the twelve months ended December 31, 2017, Noble Corporation plc reported a net loss attributable to the Company of $517 million, or $2.11 per diluted share, on revenues of $1.2 billion. Results for the year included net unfavorable items totaling $237 million, or $0.97 per diluted share. Excluding these items, the Company would have reported a net loss attributable to Noble Corporation of $280 million, or $1.14 per diluted share.

Continuing, Ms. Robertson noted, “I am proud of our numerous accomplishments in 2017. I believe these noteworthy operational achievements, together with the late-2017 negotiation of a new credit facility and the recent completion of a $750 million Senior Notes issue and tender offer, reinforce our long history of strong operational execution and sound financial strategy. They serve to strengthen Noble’s competitive posture as we enter 2018.”

A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found at www.noblecorp.com. It provides a reconciliation for revenues, net income (loss), income tax and diluted earnings per share for the periods fourth quarter 2017, fourth quarter of 2016 and full years 2017 and 2016.

Contract drilling services revenues for the fourth quarter of 2017 totaled $321 million, which included the previously-noted payments totaling $38 million relating to the Noble Bully II and Noble Jim Day. Excluding those payments, contract drilling services revenues in the fourth quarter would have been $283 million, compared to $260 in the third quarter. The nine percent improvement was due primarily to higher revenues from the floating rig fleet. These items were partially offset by a modest decline in fleet operating days.

Contract drilling services costs in the fourth quarter totaled $153 million compared to $165 million in the previous quarter, or $151 million excluding a $14 million charge resulting from damage to two cold-stacked semisubmersibles during Hurricane Harvey. Excluding the third quarter charge, the modest increase in contract drilling services costs was driven largely by higher costs on the drillships

Noble Globetrotter II and Noble Bob Douglas following the commencement of contracts. These costs were partially offset by fewer operating days in the jackup fleet, following the completion of contracts on the Noble Mick O’Brien and Noble Houston Colbert.

Liquidity Position and Balance Sheet

During the fourth quarter, the Company entered into a new, five-year unsecured credit facility with total borrowing capacity of $1.5 billion and a maturity of January 2023. In addition, the Company retained an incremental $300 million in capacity under its previous credit facility for total borrowing capacity of $1.8 billion until January 2020. Combined with cash and cash equivalents of $663 million, the Company’s proforma total liquidity (cash and equivalents plus available borrowing capacity under credit facilities) at December 31, 2017, was $2.5 billion.

Total debt at December 31, 2017 was $4.0 billion compared to $4.3 billion at December 31, 2016. During January 2018, Noble issued $750 million aggregate principle amount of 7.875% senior unsecured guaranteed notes due 2026. Net proceeds from the offering of approximately $737 million and existing cash on the balance sheet were used to pay the purchase price and accrued interest, along with fees and expenses, in a concurrent tender offer to purchase $750 million of Senior Notes due 2018 through 2024.

Operating Highlights

Utilization in the fourth quarter of the Company’s floating rig fleet, consisting of eight drillships and six semisubmersibles, improved to 41 percent compared to 39 percent in the previous quarter of 2017. The improvement was due primarily to an increase in operating days on the Noble Bob Douglas following the commencement in November of a contract in the U.S. Gulf of Mexico. Average daily revenues per floating rig in the fourth quarter grew to $358,500, or $287,000 excluding the previously-noted payments for the Noble Bully II and Noble Jim Day. The adjusted average daily revenues for the fourth quarter compared to $253,300 in the previous quarter, with the increase driven substantially by the Noble Globetrotter II, which in September commenced a contract in the Black Sea while continuing to collect a special idle dayrate as defined by a previously-reported contract amendment with our customer.

Utilization in the fourth quarter of the Company’s 14 jackups was 76 percent compared to 81 percent in the preceding quarter. The completion of contracts during the quarter on the Noble Mick O’Brien and Noble Houston Colbert contributed to the lower utilization level while these events were partially offset by the commencement in September of a contract for the Noble Tom Prosser offshore Australia. Average daily revenues per jackup rig in the fourth quarter improved to $134,400 compared to $127,200 in the previous quarter, driven largely by the commencement of operations on the Noble Regina Allen offshore Eastern Canada.

Outlook

Ms. Robertson’s comments assumed a confident tone following four years of industry contraction. She stated, “The steady rise in crude oil prices since June 2017 and significant progress to date by our customers in reducing offshore project costs are, in part responsible for a growing number of offshore opportunities as project planning intensifies and new programs commence. Although the market for offshore rigs remains highly competitive, we are confident that a demonstrated preference by customers for premium, high-specification jackups and floating rigs with highly qualified crews will continue, leading to improving opportunities across our premium fleet in 2018.”

About Noble Corporation plc

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 28 offshore drilling units, consisting of 14 drillships and semisubmersibles and 14 jackups, focused largely on ultra-deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is a public limited company registered in England and Wales with company number 08354954 and registered office at Devonshire House, 1 Mayfair Place, London, W1J 8AJ England. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement

Statements regarding contract backlog, future earnings, costs, expense management, revenue, rig demand, fleet condition, operational or financial performance, shareholder value, contract commitments, dayrates, contract commencements, contract extensions, renewals or renegotiations, letters of intent or award, industry fundamentals, customer relationships and requirements, strategic initiatives, future performance, growth opportunities, the offshore drilling market, market outlook, capital allocation strategies, our financial position, business strategy, taxes and tax rates, liquidity, competitive position, capital expenditures, financial flexibility, debt levels, debt repayment, the outcome of any dispute, litigation, audit or investigation, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions or claims by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, market conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call

Noble also has scheduled a conference call and webcast related to its fourth quarter and full year 2017 results on Thursday, February 22, 2018, at 8:00 a.m. U.S. Central Standard Time. Interested parties are invited to listen to the call by dialing 1-833-245-9653, or internationally 1-647-689-4225, using access code: 7349879, or by asking for the Noble Corporation plc conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Website.

A replay of the conference call will be available on Thursday, February 22, 2018, beginning at 11:00 a.m. U.S. Central Standard Time, through Thursday, March 22, 2018, ending at 11:00 p.m. U.S. Central Daylight Time. The phone number for the conference call replay is 1-800-585-8367 or, for calls from outside of the U.S., 1-416-621-4642, using access code: 7349879. The replay will also be available on the Company’s Website following the end of the live call.

2/21/2018

For additional information, contact:

Jeffrey L. Chastain,

Vice President – Investor Relations and Corporate Communications,

Noble Drilling Services Inc., 281-276-6383, or at jlchastain@noblecorp.com

NOBLE CORPORATION PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating revenues
Contract drilling services	$321,095	$400,879	$1,207,026	$2,242,200
Reimbursables and other	8,490	9,277	29,889	59,865

	329,585	410,156	1,236,915	2,302,065

Operating costs and expenses
Contract drilling services	152,705	176,810	640,489	879,438
Reimbursables	5,061	6,053	18,435	45,499
Depreciation and amortization	138,071	155,160	547,990	611,067
General and administrative	21,765	14,912	71,634	69,258
Loss on impairment	121,639	1,442,133	121,639	1,458,749

	439,241	1,795,068	1,400,187	3,064,011

Operating loss	(109,656)	(1,384,912)	(163,272)	(761,946)
Other income (expense)
Interest expense, net of amount capitalized	(72,446)	(55,940)	(291,989)	(222,915)
Gain on extinguishment of debt, net	—	6,748	—	17,814
Interest income and other, net	1,163	1,461	5,449	18

Loss from continuing operations before income taxes	(180,939)	(1,432,643)	(449,812)	(967,029)
Income tax benefit (provision)	167,960	149,473	(42,629)	109,156

Net loss from continuing operations	(12,979)	(1,283,170)	(492,441)	(857,873)
Net loss from discontinued operations, net of tax	—	—	(1,486)	—

Net loss	(12,979)	(1,283,170)	(493,927)	(857,873)
Net income attributable to noncontrolling interests	(11,696)	(19,680)	(22,584)	(71,707)

Net loss attributable to Noble Corporation plc	$(24,675)	$(1,302,850)	$(516,511)	$(929,580)

Per share data:
Basic:
Loss from continuing operations	$(0.10)	$(5.36)	$(2.10)	$(3.82)
Loss from discontinued operations	—	—	(0.01)	—

Net loss attributable to Noble Corporation plc	$(0.10)	$(5.36)	$(2.11)	$(3.82)

Diluted:
Loss from continuing operations	$(0.10)	$(5.36)	$(2.10)	$(3.82)
Loss from discontinued operations	—	—	(0.01)	—

Net loss attributable to Noble Corporation plc	$(0.10)	$(5.36)	$(2.11)	$(3.82)

NOBLE CORPORATION PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$662,829	$725,722
Accounts receivable, net	204,696	319,152
Prepaid expenses and other current assets	171,450	147,740

Total current assets	1,038,975	1,192,614

Property and equipment, at cost	12,034,331	12,364,888
Accumulated depreciation	(2,545,091)	(2,302,940)

Property and equipment, net	9,489,240	10,061,948

Other assets	266,444	185,555

Total assets	$10,794,659	$11,440,117

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$249,843	$299,882
Accounts payable	84,032	108,224
Accrued payroll and related costs	54,904	48,383
Other current liabilities	204,245	176,804

Total current liabilities	593,024	633,293

Long-term debt	3,795,867	4,040,229
Other liabilities	455,140	299,150

Total liabilities	4,844,031	4,972,672

Commitments and contingencies

Equity
Total shareholders’ equity	5,276,161	5,758,681
Noncontrolling interests	674,467	708,764

Total equity	5,950,628	6,467,445

Total liabilities and equity	$10,794,659	$11,440,117

NOBLE CORPORATION PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities
Net income (loss)	$(493,927)	$(857,873)
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and amortization	547,990	611,067
Other long-term asset write-off	29,032	—
Loss on impairment	121,639	1,458,749
Gain on extinguishment of debt, net	—	(17,814)
Net change in operating activities	249,204	(68,053)

Net cash provided by operating activities	453,938	1,126,076

Cash flows from investing activities
New construction	—	(435,064)
Capital expenditures	(111,140)	(202,428)
Change in accrued capital expenditures	(46,830)	(34,814)
Capitalized interest	—	(22,433)
Proceeds from disposal of assets	2,382	24,808

Net cash used in investing activities	(155,588)	(669,931)

Cash flows from financing activities
Issuance of senior notes	—	980,100
Repayments of debt	(300,000)	(1,049,338)
Debt issuance costs on senior notes and credit facility	(42)	(12,111)
Premiums paid on early repayment of long-term debt	—	(24,649)
Dividend payments	—	(47,534)
Dividends paid to noncontrolling interests	(56,881)	(85,944)
Other financing activities	(4,320)	(3,192)

Net cash used in financing activities	(361,243)	(242,668)

Net increase (decrease) in cash and cash equivalents	(62,893)	213,477
Cash and cash equivalents, beginning of period	725,722	512,245

Cash and cash equivalents, end of period	$662,829	$725,722

NOBLE CORPORATION PLC AND SUBSIDIARIES

FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT

(In thousands, except operating statistics)

(Unaudited)

	Three Months Ended December 31,						Three Months Ended September 30,
	2017			2016			2017
	Contract Drilling Services	Other	Total	Contract Drilling Services	Other	Total	Contract Drilling Services	Other	Total
Operating revenues
Contract drilling services	$321,095	$—	$321,095	$400,879	$—	$400,879	$259,740	$—	$259,740
Reimbursables and other	8,490	—	8,490	9,277	—	9,277	6,472	—	6,472

	$329,585	$—	$329,585	$410,156	$—	$410,156	$266,212	$—	$266,212

Operating costs and expenses
Contract drilling services	$152,705	$—	$152,705	$176,810	$—	$176,810	$165,028	$—	$165,028
Reimbursables	5,061	—	5,061	6,053	—	6,053	3,834	—	3,834
Depreciation and amortization	132,392	5,679	138,071	149,335	5,825	155,160	131,819	5,788	137,607
General and administrative	21,765	—	21,765	14,912	—	14,912	15,331	—	15,331
Loss on impairment	121,639	—	121,639	1,442,133	—	1,442,133	—	—	—

	$433,562	$5,679	$439,241	$1,789,243	$5,825	$1,795,068	$316,012	$5,788	$321,800

Operating loss	$(103,977)	$(5,679)	$(109,656)	$(1,379,087)	$(5,825)	$(1,384,912)	$(49,800)	$(5,788)	$(55,588)

Operating statistics
Jackups:
Average Rig Utilization	76%			86%			81%
Operating Days	971			1,050			1,043
Average Dayrate	$134,413			$124,470			$127,163
Semisubmersibles:
Average Rig Utilization	17%			13%			17%
Operating Days	92			92			92
Average Dayrate	$261,661			$166,253			$104,028
Drillships:
Average Rig Utilization	60%			73%			56%
Operating Days	440			537			410
Average Dayrate	$378,709			$474,462			$286,819
Total:
Average Rig Utilization	58%			62%			60%
Operating Days	1,503			1,679			1,545
Average Dayrate	$213,664			$238,704			$168,127

NOBLE CORPORATION PLC AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED NET INCOME PER SHARE

(In thousands, except per share amounts)

(Unaudited)

The following table presents the computation of basic and diluted net income per share:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Numerator:
Basic
Net loss attributable to Noble - UK	$(24,675)	$(1,302,850)	$(516,511)	$(929,580)
Net loss from discontinued operations, net of tax	—	—	1,486	—
Earnings allocated to unvested share-based payment awards (1)	—	—	—	—

Net loss from continuing operations to common shareholders - basic	$(24,675)	$(1,302,850)	$(515,025)	$(929,580)

Diluted
Net loss attributable to Noble - UK	$(24,675)	$(1,302,850)	$(516,511)	$(929,580)
Net loss from discontinued operations, net of tax	—	—	1,486	—

Net loss from continuing operations to common shareholders - diluted	$(24,675)	$(1,302,850)	$(515,025)	$(929,580)

Denominator:
Weighted average shares outstanding - basic	244,970	243,238	244,743	243,127
Incremental shares issuable from assumed exercise of stock options and unvested share-based payment awards outstanding	—	—	—	—

Weighted average shares outstanding - diluted	244,970	243,238	244,743	243,127

Loss per share
Basic:
Continuing operations	$(0.10)	$(5.36)	$(2.10)	$(3.82)
Discontinued operations	—	—	(0.01)	—

Net loss to Noble Corporation plc	$(0.10)	$(5.36)	$(2.11)	$(3.82)

Diluted:
Continuing operations	$(0.10)	$(5.36)	$(2.10)	$(3.82)
Discontinued operations	—	—	(0.01)	—

Net loss to Noble Corporation plc	$(0.10)	$(5.36)	$(2.11)	$(3.82)

(1)	For the quarters and years ended December 31, 2017 and 2016, we experienced net losses from continuing operations, as such, unvested share-based payment awards were excluded from the loss per share calculation during these periods, as the awards were anti-dilutive.

Non-GAAP Reconciliation

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on February 21, 2018, and discussed in the related conference call on February 22, 2018, are appropriate measures of the continuing and normal operations of the Company:

(i)	In the second and third quarter of 2017, a discrete tax item;

(ii)	In the second quarter of 2017, the Noble Max Smith write-off of receivables;

(iii)	In the third quarter of 2017, the Noble Danny Adkins and Noble Jim Day related cost damage; and

(iv)	In the fourth quarter of 2017, the Noble Jim Day and Noble Bully II special payments received.

These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following Non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION PLC AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of total revenue	Three Months Ended,		Twelve Months Ended,
	December 31,		December 31,
	2017	2016	2017	2016
Total revenue	$329,585	$410,156	$1,236,915	$2,302,065

Adjustments
Noble Tom Prosser-cancellation agreement	—	(16,375)	—	(16,375)
Noble Jim Day-Marathon Settlement	(12,709)	—	(12,709)	—
Noble Bully II-Shell escalation Provision	(25,326)	—	(25,326)	—
Cancellations with Freeport:
Contractual items	—	—	—	(379,143)
Termination date valuation of contingent payments	—	—	—	(13,900)

Total Adjustments	(38,035)	(16,375)	(38,035)	(409,418)

Adjusted total revenue	$291,550	$393,781	$1,198,880	$1,892,647

Reconciliation of Income tax provision	Three Months Ended, December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Income tax provision	$167,960	$149,473	$(42,629)	$109,156

Adjustments
Noble Tom Prosser-cancellation agreement	—	334	—	334
Noble Danny Adkins and Noble Jim Day rig damages	—	—	(4,845)	—
Noble Jim Day-Marathon Settlement	4,003	—	4,003	—
Noble Bully II-Shell escalation Provision	380	—	380	—
Cancellations with Freeport:
Contractual items	—	—	—	32,035
Termination date valuation of contingent payments	—	—	—	1,211
Loss on impairment	(26,819)	(144,103)	(26,819)	(145,551)
Debt retirement	—	(762)	—	202
Discrete tax items	(120,821)	(8,472)	139,264	(13,985)

Total Adjustments	(143,257)	(153,003)	111,983	(125,754)

Adjusted income tax provision	$24,703	$(3,530)	$69,354	$(16,598)

Reconciliation of net loss attributable to Noble Corporation plc	Three Months Ended, December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Net loss attributable to Noble Corporation plc	$(24,675)	$(1,302,850)	$(516,511)	$(929,580)

Adjustments
Noble Tom Prosser-cancellation agreement, net of tax	—	(16,041)	—	(16,041)
Noble Max Smith-write-off of receivables	—	—	14,419	—
Noble Danny Adkins and Noble Jim Day rig damages	—	—	9,425	—
Noble Jim Day-Marathon Settlement	(8,706)	—	(8,706)	—
Noble Bully II-Shell escalation Provision	(12,473)	—	(12,473)	—
Cancellations with Freeport, net of tax:
Contractual items	—	—	—	(335,578)
Termination date valuation of contingent payments	—	—	—	(12,689)
Loss on impairment, net of tax	94,820	1,298,030	94,820	1,313,198
Gain on extinguishment of debt, net of tax	—	(7,510)	—	(17,612)
Discrete tax items	(120,821)	(8,472)	139,264	(13,985)

Total Adjustments	(47,180)	1,266,007	236,749	917,293

Adjusted net loss attributable to Noble Corporation plc	$(71,855)	$(36,843)	$(279,762)	$(12,287)

Reconciliation of diluted EPS attributable to Noble Corporation plc	Three Months Ended, December 31,		Twelve Months Ended, December 31,
	2017	2016	2017	2016
Unadjusted diluted EPS attributable to Noble Corporation plc	$(0.10)	$(5.36)	$(2.11)	$(3.82)

Adjustments
Noble Tom Prosser-cancellation agreement	—	(0.07)	—	(0.07)
Noble Max Smith-write-off of receivables	—	—	0.06	—
Noble Danny Adkins and Noble Jim Day rig damages	—	—	0.04	—
Noble Jim Day-Marathon Settlement	(0.04)	—	(0.04)	—
Noble Bully II-Shell escalation Provision	(0.05)	—	(0.05)	—
Cancellations with Freeport, net of tax:
Contractual items	—	—	—	(1.38)
Termination date valuation of contingent payments	—	—	—	(0.05)
Loss on impairment, net of tax	0.39	5.34	0.39	5.40
Gain on extinguishment of debt, net of tax	—	(0.03)	—	(0.07)
Discrete tax items	(0.49)	(0.03)	0.57	(0.06)

Total Adjustments	(0.19)	5.21	0.97	3.77

Adjusted diluted EPS	$(0.29)	$(0.15)	$(1.14)	$(0.05)